For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com

Orbital Reports Second Quarter 2004 Financial Results

Second Quarter Financial Highlights

•	Revenue Increases 12% to $178 Million

•	Operating Income Reaches $14.5 Million

•	Net Income Improves to $11.1 Million

•	Diluted Earnings Per Share Climbs to $0.17

•	Common Stock and Debt Repurchases Total $7 Million

(Dulles, VA 20 July 2004) — Orbital Sciences Corporation (NYSE: ORB) today announced financial results for the second quarter of 2004 and the first six months of the year, reporting significant improvements in revenue, operating income and net income relative to the same periods in 2003. Orbital reported second quarter 2004 revenues of $177.7 million, up 12% over second quarter 2003 revenues of $158.4 million. The company’s second quarter 2004 operating income rose to $14.5 million as compared to second quarter 2003 operating income of $1.5 million. Net income was $11.1 million, or $0.17 diluted earnings per share in the second quarter of 2004, versus a $4.6 million net loss, or $0.10 net loss per share, in the second quarter of 2003. The company also reported positive free cash flow1 of $5.5 million in the second quarter of 2004. During the quarter, Orbital repurchased approximately $5 million of its 9% senior notes due 2011 and $2 million of its common stock in connection with a $50 million securities repurchase program that was announced in April.

Commenting on the second quarter’s financial results, Orbital’s Chairman and Chief Executive Officer, Mr. David W. Thompson, said, “We completed another very solid quarter, marked by outstanding execution of our operational programs and continued improvements in our financial performance. In the second quarter, our satellites and related space systems segment’s revenues and profits continued to grow, our launch vehicles segment turned in another strong quarter and our transportation management systems segment continued on its path of steady improvement.”

1	“Free cash flow” is a non-GAAP financial measure discussed in this release. For additional details, please refer to the section of this press release entitled “Disclosure of Non-GAAP Financial Measures.”

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Orbital Sciences Corporation • 21839 Atlantic Blvd., Dulles, VA 20166 • 703-406-5000

Orbital Reports Second Quarter 2004 Financial Results

Financial Highlights

Summary financial results for the second quarter of 2004 as compared to the second quarter of 2003 were as follows ($ in millions, except per share data):

	Quarter Ended June 30,
	2004	2003
Revenues	$177.7	$158.4
Operating Income	14.5	1.5
Net Income (Loss)	11.1	(4.6)
Diluted Net Income (Loss) per Share	$0.17	$(0.10)

Summary financial results for the first six months of 2004 as compared to the first six months of 2003 were as follows ($ in millions, except per share data):

	Six Months Ended June 30,
	2004	2003
Revenues	$329.1	$295.1
Operating Income	28.7	10.8
Net Income (Loss)	22.5	(1.2)
Diluted Net Income (Loss) per Share	$0.34	$(0.03)

Revenues

Orbital’s second quarter 2004 revenues were $177.7 million, up 12% over second quarter 2003 revenues of $158.4 million. This increase was primarily driven by the company’s satellites and related space systems segment largely as a result of recent contract awards in its science, technology and defense satellite product line.

For the first six months of 2004, Orbital reported $329.1 million in revenues, up 12% from $295.1 million in the same period last year. As in the second quarter, the increase in year-to-date revenues was primarily attributable to the company’s satellites and related space systems segment.

Revenues by segment for the second quarter were as follows ($ in millions):

	Quarter Ended June 30,
	2004	2003
Launch Vehicles	$86.5	$85.2
Satellites and Related Space Systems	85.8	68.8
Transportation Management Systems	8.0	6.0
Eliminations	(2.6)	(1.6)

Total Revenues	$177.7	$158.4

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Orbital Reports Second Quarter 2004 Financial Results

Revenues by segment for the first six months were as follows ($ in millions):

	Six Months Ended June 30,
	2004	2003
Launch Vehicles	$163.0	$165.7
Satellites and Related Space Systems	155.2	117.4
Transportation Management Systems	15.3	15.2
Eliminations	(4.4)	(3.2)

Total Revenues	$329.1	$295.1

Operating Income

Orbital reported operating income of $14.5 million in the second quarter of 2004, compared to operating income of $1.5 million in the same quarter of 2003. This increase was largely attributable to improved results in the satellites and related space systems segment and the transportation management systems segment, in addition to the absence in 2004 of $3.5 million in settlement charges related to litigation with the company’s former affiliate, Orbital Imaging Corporation (“ORBIMAGE”), recorded in the second quarter of 2003.

The improvement in operating income in the satellites and related space systems segment was due to a number of factors including profit derived from the revenue growth in the science, technology and defense satellites product line, favorable revenue and cost adjustments on certain contracts and the absence of a loss accrued in 2003 on the OrbView-3 satellite program. The transportation management systems segment’s operating results improved largely due to the absence of contract cost increases and inventory-related charges recorded in the second quarter of 2003. Operating income in the launch vehicles segment decreased slightly in the second quarter of 2004 as compared to the same quarter last year. The launch vehicles segment’s missile defense interceptor product line produced higher operating income, but this improvement was more than offset by lower quarterly results from the other product lines in this segment.

Operating income for the first six months of 2004 was $28.7 million compared to $10.8 million in the same period in 2003. This increase was largely due to the same factors that drove the improvements in the second quarter as described above. In addition, Orbital recorded a $2.5 million non-recurring gain earlier this year on the sale of notes that the company had received from ORBIMAGE.

Operating income by segment for the second quarter was as follows ($ in millions):

	Quarter Ended June 30,
	2004	2003
Launch Vehicles	$7.2	$8.6
Satellites and Related Space Systems	7.0	3.2
Transportation Management Systems	0.3	(6.8)
Corporate and Other	—	(3.5)

Total Operating Income	$14.5	$1.5

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Orbital Reports Second Quarter 2004 Financial Results

Operating income by segment for the first six months was as follows ($ in millions):

	Six Months Ended June 30,
	2004	2003
Launch Vehicles	$14.1	$17.8
Satellites and Related Space Systems	11.5	5.9
Transportation Management Systems	0.6	(8.4)
Corporate and Other	2.5	(4.5)

Total Operating Income	$28.7	$10.8

Net Income

Orbital’s net income in the second quarter was $11.1 million, or $0.17 diluted earnings per share, as compared to a net loss of $4.6 million, or $0.10 loss per share, in the second quarter of 2003. The improvement in net income was due to the $13.0 million increase in operating income and a $3.3 million decrease in interest expense in the second quarter of 2004. The interest expense reduction is attributable to the company’s third quarter 2003 debt refinancing transaction. The second quarter of 2004 includes $0.6 million, or $0.01 diluted earnings per share, in debt extinguishment expenses pertaining to the repurchase of approximately $5 million of the company’s 9% senior notes.

Orbital’s net income for the first half of 2004 was $22.5 million, or $0.34 diluted earnings per share, compared to a net loss of $1.2 million, or $0.03 loss per share, in the same period of 2003.

Cash Flow and Balance Sheet

As of June 30, 2004, Orbital’s unrestricted cash balance was $105.8 million. The company had positive free cash flow of $5.5 million in the second quarter of 2004 and $46.9 million for the first six months of 2004.

The company’s cash flow was as follows ($ in millions):

	Second	First Six
	Quarter 2004	Months of 2004
Net Cash Provided by Operating Activities	$8.0	$52.1
Capital Expenditures	(2.5)	(5.2)

Free Cash Flow	5.5	46.9
Net Increase in Cash Restricted for Letters of Credit	(3.5)	(1.9)
Repayment of Debt and Other	(5.1)	(5.1)
Repurchase of Common Stock	(2.0)	(2.0)
Proceeds from Issuance of Common Stock	4.7	7.0

Net Decrease in Cash	(0.4)	44.9
Beginning Cash Balance	106.2	60.9

Ending Cash Balance	$105.8	$105.8

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Orbital Reports Second Quarter 2004 Financial Results

Summary balance sheet data as of June 30, 2004 is as follows ($ in millions):

Assets		Liabilities and Equity
Cash and Equivalents	$105.8	Short-Term Debt	$0.3
Other Current Assets	190.9	Other Current Liabilities	157.1
Property and Equipment	80.2	Long-Term Debt	131.4
Goodwill	95.3	Other Non-Current Liabilities	1.7
Other Assets	12.1	Stockholders' Equity	193.8

Total Assets	$484.3	Total Liabilities and Equity	$484.3

New Business Highlights

During the second quarter of 2004, Orbital booked approximately $110 million in new firm and option contracts. In addition, the company received approximately $60 million of option exercises under existing contracts. As of June 30, 2004, the company’s firm contract backlog was approximately $870 million, up 36% over its value a year ago, while its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $2.34 billion, down about 9% compared to this time last year.

Operational Highlights

In the second quarter of 2004, Orbital conducted two suborbital launches of its missile defense target vehicles and one space launch of its Taurus rocket. The target vehicles included the third launch of the “Coyote” Supersonic Sea-Skimming Target (SSST) vehicle for the U.S. Navy in May and the first launch of the Short-Range Air-Launched Target (SRALT) for the U.S. Army in June. Also in May, Orbital successfully launched the Taurus XL space launch vehicle that carried the Republic of China’s ROCSAT-2 remote sensing satellite into low-Earth orbit. The mission was the inaugural flight of the enhanced performance “XL” version of the Taurus launch vehicle.

In addition to these operational events, Orbital delivered three of its Orbital Boost Vehicle (OBV) long-range missile defense interceptors and five science and technology satellite systems to customers for upcoming launches or deployments. These included the delivery of the first two operational OBV interceptors for the U.S. Missile Defense Agency’s (MDA’s) Ground-based Midcourse Defense (GMD) system that are scheduled to be deployed in Alaska this month. Also delivered in the second quarter were five small scientific satellite platforms for the Republic of China’s ROCSAT-3 remote sensing satellite program.

Orbital’s third quarter 2004 operational mission plans and product delivery schedule remain very active. The company is scheduled to conduct the fourth test flight of its OBV interceptor vehicle to support MDA’s Integrated Flight Test 13c, as well as to deliver four more interceptors to complete the initial deployments in Alaska. Orbital is also on track to conduct several additional flight tests of the “Coyote” SSST vehicle for the U.S. Navy and to carry out two medium-range target launches for MDA and the U.S. Army in the third quarter.

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Orbital Reports Second Quarter 2004 Financial Results

2004 Guidance Update

Orbital reaffirmed its full-year 2004 forecast of revenues in the range of $660 to $670 million and operating income margin in the range of 7% to 8% of revenues. Based on estimated average diluted shares of 66 to 67 million for the year, Orbital continues to anticipate that its 2004 diluted earnings per share will be in the range of $0.60 to $0.65.

The company increased its free cash flow guidance by $5 million to a new range of $45 to $55 million for the year. In addition, to date Orbital has received approximately $2 million from common stock warrant exercises and may receive up to $20 million from the exercise of common stock warrants that expire in the third quarter of this year.

Disclosure of Non-GAAP Financial Measures

The company uses a non-GAAP (Generally Accepted Accounting Principles) financial measure, free cash flow, within this press release. Orbital does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define this measure differently. Free cash flow is defined as GAAP net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. Management believes that free cash flow provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt.

About Orbital

Orbital develops and manufactures small space and rocket systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles, including low-orbit, geosynchronous and planetary spacecraft for communications, remote sensing, scientific and defense missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also offers space-related technical services to government agencies and develops and builds satellite-based transportation management systems for public transit agencies and private vehicle fleet operators.

A transcript of the earnings teleconference call will be available on Orbital’s website at http://www.orbital.com/Investor

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Orbital Reports Second Quarter 2004 Financial Results

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be forward-looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement. Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, product performance and market acceptance of products and technologies, as well as other risk factors and business considerations described in the company’s SEC filings, including the annual report on Form 10-K, as amended, could impact Orbital’s actual financial and operational results. Orbital assumes no obligation for updating the information contained in this press release.

— attachments below —

Orbital Reports Second Quarter 2004 Financial Results

Orbital Sciences Corporation
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	For the Quarter Ended June 30,
	2004	2003
Revenues	$177,684	$158,400
Costs of goods sold	148,034	136,906

Gross profit	29,650	21,494
Research and development expenses	1,455	1,316
Selling, general and administrative expenses	13,687	15,227
Settlement expense	—	3,500

Income from operations	14,508	1,451
Other income, net	227	79
Interest expense	(2,889)	(6,156)
Debt extinguishment expense	(561)	—

Income (loss) before provision for income taxes	11,285	(4,626)
Provision for income taxes	(233)	—

Net income (loss)	$11,052	$(4,626)

Basic net income (loss) per share	$0.23	$(0.10)

Diluted net income (loss) per share	$0.17	$(0.10)

Shares used in computing basic net income (loss) per share	48,764	46,392
Shares used in computing diluted net income (loss) per share	65,772	46,392

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Orbital Reports Second Quarter 2004 Financial Results

Orbital Sciences Corporation
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	For the Six Months Ended June 30,
	2004	2003
Revenues	$329,056	$295,081
Costs of goods sold	274,488	247,353

Gross profit	54,568	47,728
Research and development expenses	3,197	2,898
Selling, general and administrative expenses	25,196	29,492
Settlement expense (income)	(2,538)	4,500

Income from operations	28,713	10,838
Other income, net	653	195
Interest expense	(5,798)	(12,223)
Debt extinguishment expense	(561)	—

Income (loss) before provision for income taxes	23,007	(1,190)
Provision for income taxes	(461)	—

Net income (loss)	$22,546	$(1,190)

Basic net income (loss) per share	$0.47	$(0.03)

Diluted net income (loss) per share	$0.34	$(0.03)

Shares used in computing basic net income (loss) per share	48,405	46,074
Shares used in computing diluted net income (loss) per share	65,559	46,074

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Orbital Reports Second Quarter 2004 Financial Results

Orbital Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2004	2003
Assets	(Unaudited)
Cash	$105,842	$60,900
Receivables, net	154,355	149,508
Inventory	12,043	12,642
Other current assets	24,433	24,754

Total current assets	296,673	247,804
Property, plant and equipment, net	80,229	82,364
Goodwill	95,293	95,293
Other non-current assets	12,143	13,839

Total Assets	$484,338	$439,300

Liabilities and Stockholders’ Equity
Short-term borrowings	$273	$297
Accounts payable and accrued expenses	131,653	116,026
Deferred revenues	25,482	16,292

Total current liabilities	157,408	132,615
Long-term debt	131,432	137,116
Other non-current liabilities	1,657	2,692
Total stockholders’ equity	193,841	166,877

Total Liabilities and Stockholders’ Equity	$484,338	$439,300

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Orbital Reports Second Quarter 2004 Financial Results

Orbital Sciences Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Quarter	Six Months
	Ended	Ended
	June 30, 2004	June 30, 2004
Net income	$11,052	$22,546
Depreciation and amortization	3,652	7,304
Amortization of debt costs	233	467
Debt extinguishment expense	561	561
Changes in assets and liabilities	(7,664)	21,796
Other	158	(520)

Net cash provided by operating activities	7,992	52,154

Capital expenditures	(2,524)	(5,152)
Change in cash restricted for letters of credit	(3,439)	(1,872)

Net cash used in investing activities	(5,963)	(7,024)

Repayment of debt and other	(5,070)	(5,139)
Repurchase of common stock	(2,000)	(2,000)
Net proceeds from issuance of common stock	4,710	6,951

Net cash used in financing activities	(2,360)	(188)

Net increase (decrease) in cash	(331)	44,942
Cash, beginning of period	106,173	60,900

Cash, end of period	$105,842	$105,842

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